Exhibit 10.16(a)

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 406

AMENDMENT NO. 3

TO

LOAN AND SECURITY AGREEMENT

                THIS AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of the 30th day of October, 2003, made by and between

                FLEET CAPITAL CORPORATION, a Rhode Island corporation (the “Lender”); and

                CHAUTAUQUA AIRLINES, INC., a New York corporation ( the “Borrower”),

                to the Loan and Security Agreement, dated December 9, 1998, as previously amended by Consolidated Amendment No. 1 thereto, dated March 27, 2002, and by Amendment No. 2 thereto, dated October 9, 2003  (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”).  All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement.

RECITALS

                A.            Pursuant to the Loan Agreement, the Lender has agreed to make loans and extend credit to the Borrower secured by the Collateral.

                B.            The Lender and the Borrower have agreed to amend certain of the terms and provisions of the Loan Agreement.

C.            To accomplish the foregoing, the Borrower and the Lender have agreed to enter into this Amendment.

STATEMENT OF AGREEMENT

                NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Borrower and the Lender hereby agree as follows:

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933.  THE OMITTED MATERIALS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE I

AMENDMENTS TO LOAN AGREEMENT

                The Loan Agreement is hereby amended as follows:

1.1           Definitions.           Appendix A to the Loan Agreement is amended as follows:

(a)           The definition of “Consolidated Fixed Charges” is amended in its entirety to read as follows:

“Consolidated Fixed Charges - with respect to any period, the sum of (i) interest expense of Borrower and its Subsidiaries for such period in respect of all Indebtedness for Money Borrowed, plus (ii) tax expense of Borrower and its Subsidiaries paid in cash for such period, plus (iii) regularly scheduled payments of principal on Indebtedness for Money Borrowed required to be paid by Borrower and its Subsidiaries during such period, plus (iv) rentals for aircraft leased by Borrower or any of its Subsidiaries paid or required to be paid by Borrower and its Subsidiaries during such period (except for the above market component of such rentals which are capitalized in accordance with GAAP), plus (v) Distributions paid by Borrower during such period, plus (vi) Non-Financed Capital Expenditures paid by Borrower during such period, minus (vii) any cash contributions to Borrower’s capital received by Borrower during such period, minus (viii) the proceeds of Subordinated Debt incurred by Borrower which are received in cash by Borrower during such period.”

                (b)           The definition of “Consolidated Fixed Charges Coverage Ratio” is amended in its entirety to read as follows:

“Consolidated Fixed Charges Coverage Ratio - on the determination thereof at the end of each Testing Period, the ratio of (i) Consolidated EBITDAR for such Testing Period to (ii) Consolidated Fixed Charges required to be paid by Borrower and its Subsidiaries during such Testing Period; provided, however, in the calculation of Consolidated EBITDA for the Testing Periods ending September 30 and December 31, 2003 and March 31 and June 30, 2004, expenses of the type or directly related to the items set forth in Schedule III attached to this Agreement up to an aggregate amount of [*] which are incurred solely in the Fiscal Quarter ending September 30, 2003 shall be added back to Consolidated EBIDTA for such Fiscal Quarter.”

* Confidential

1.2           Consolidated Leverage Ratio.  Section 9.3.2 is amended in its entirety to read as follows:

“9.3.2      Consolidated Leverage Ratio.  Borrower and its Subsidiaries shall maintain a Consolidated Leverage Ratio of no greater than  5.5 to 1.0 at all times through March 29, 2003 and no greater than 7.0 to 1.0 at all times thereafter.”

                1.3           Exhibits and  Schedules.  Schedule III attached to this Amendment is made Schedule III to the Loan Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

                The Borrower hereby represents and warrants to the Lender that as of the date hereof:

                2.1.          Compliance with the Loan Agreement and Other Loan Documents.  The Borrower is in compliance with all of the terms and provisions set forth in the Loan Agreement and in the other Loan Documents to be observed or performed by the Borrower, except where the failure of the Borrower to comply has been waived in writing by the Lender.

                2.2.          Representations in Loan Agreement and other Loan Documents.  The representations and warranties of the Borrower set forth in the Loan Agreement and the other Loan Documents are true and correct in all material respects except to the extent that such representations and warranties relate solely to or are specifically expressed as of a particular date or period which is past or expired as of the date hereof.

ARTICLE III

MODIFICATION OF LOAN DOCUMENTS

                3.1.          Loan Documents.  The Loan Agreement and each of the other Loan Documents are amended to provide that any reference to the Loan Agreement in the Loan Agreement or any of the other Loan Documents shall mean the Loan Agreement as amended by this Amendment, and as it is further amended, restated, supplemented or modified from time to time.

ARTICLE IV

GENERAL

                4.1.          Full Force and Effect.  As expressly amended hereby, the Loan Agreement shall continue in full force and effect in accordance with the provisions thereof.  As used in the Loan Agreement, “hereinafter”, “hereto”, “hereof” or words of similar import, shall, unless the context otherwise requires, mean the Loan Agreement as amended by this Amendment.

                4.2           Applicable Law.  This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.

                4.3           Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument.

                4.4           Expenses.  The Borrower shall reimburse the Lender for all reasonable legal fees and expenses incurred by the Lender in connection with the preparation, negotiation, execution and delivery of this Amendment and all other agreements and documents or contemplated hereby.

                4.5.          Headings.  The headings in this Amendment are for the purpose of reference only and shall not affect the construction of this Amendment.

                4.6           Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER AND THE LENDER EACH WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

                IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered on the date first above written.

BORROWER:

CHAUTAUQUA AIRLINES, INC

By: /s/ Robert H. Cooper
Title: Executive Vice President & CFO

LENDER:

FLEET CAPITAL CORPORATION

By: /s/ W. Reed Paden
Title: V.P.

SCHEDULE III

List of Excluded Expenses

Nature of Expense	Approximate Amount

[ * ]	[ * ]

* Confidential